EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2013, except for the second, third and fourth paragraphs in Note 1 and except for Note 16, as to which the date is January 28, 2014, relating to the consolidated financial statements, which appears in Flexion Therapeutics, Inc.’s Registration Statement on Form S-1 (No. 333-193233) dated January 28, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 12, 2014